EXHIBIT 21.01
SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
AS OF FEBRUARY 10, 2009

Name of Subsidiary	Percent Owned
Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[1]

Alamo North Texas Railroad Company, a Texas corporation	99.5%[2]

American Aggregates Corporation, a Delaware corporation	100%

American Materials Technologies, LLC, a Tennessee limited liability company	100%[3]

American Stone Company, a North Carolina corporation	50%[4]

Bahama Rock Limited, a Bahamas corporation	100%

Fredonia Valley Railroad, Inc., a Delaware corporation	100%

FRI Ready Mix of Tennessee, LLC, a Florida limited liability company	100%[5]

Granite Canyon Quarry, a Wyoming joint venture	51%[6]

Harding Street Corporation, a Delaware corporation	100%

Hunt Martin Materials, LLC, a Delaware limited liability company	50%[7]

J.W. Jones Materials, LLC, a Delaware limited liability company	99%[8]

Martin Bauerly Materials, LLC, a Delaware limited liability company	67%[9]

Martin Marietta Composites, Inc., a Delaware corporation	100%

[1]	Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, Inc. (99.5%) and certain individuals (0.5%).

[2]	Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Inc. (99.5%) and certain individuals (0.5%).

[3]	American Materials Technologies, LLC is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

[4]	Martin Marietta Materials, Inc. owns a 50% interest in American Stone Company.

[5]	FRI Ready Mix of Tennessee, LLC is a wholly owned subsidiary of American Materials Technologies, LLC.

[6]	Meridian Granite Company, an indirect wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 51% interest in Granite Canyon Quarry.

[7]	Hunt Martin Materials, LLC is owned 45% by Martin Marietta Materials, Inc. and 5% by Martin Marietta Materials of Missouri, Inc., a wholly owned subsidiary of Martin Marietta Materials, Inc.

[8]	Martin Marietta Materials, Inc. owns a 99% interest in J.W. Jones Materials, LLC.

[9]	Martin Bauerly Materials, LLC is owned 67% by Martin Marietta Materials, Inc. and 33% by Bauerly Brothers, Inc.

Name of Subsidiary	Percent Owned
Martin Marietta Employee Relief Foundation, a Delaware Not for Profit corporation	100%

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%

Martin Marietta Materials of Alabama, LLC, a Delaware limited liability company	100%[10]

Martin Marietta Materials of Florida, LLC, a Delaware limited liability company	100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation	100%

Martin Marietta Materials of Missouri, Inc., a Delaware corporation	100%

Martin Marietta Materials Real Estate Investments, Inc., a Delaware corporation	100%

Martin Marietta Materials Southwest, Inc., a Texas corporation	100%

Material Producers, Inc., an Oklahoma corporation	100%[11]

Meridian Aggregates Company, a Limited Partnership, a Delaware limited partnership	100%[12]

Meridian Aggregates Company Northwest, LLC, a Delaware limited liability company	100%[13]

Meridian Aggregates Company Southwest, LLC, a Delaware limited liability	100%[14]

Meridian Aggregates Investments, LLC, a Delaware limited liability company	100%[15]

Meridian Granite Company, a Delaware corporation	100%[16]

[10]	Martin Marietta Materials of Alabama, LLC is a wholly owned subsidiary of American Aggregates Corporation.

[11]	Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Inc.

[12]	Meridian Aggregates Company, a Limited Partnership is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.

[13]	Martin Marietta Materials, Inc. is the sole member of Meridian Aggregates Company Northwest, LLC.

[14]	Martin Marietta Materials Southwest, Inc. is the sole member of Meridian Aggregates Company Southwest, LLC.

[15]	Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.

[16]	Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

Name of Subsidiary	Percent Owned
Mid South-Weaver Joint Venture, a North Carolina joint venture	50%[17]

Mid-State Construction & Materials, Inc., an Arkansas corporation	100%

MTD Pipeline LLC, a Delaware limited liability company	50%[18]

Powderly Transportation, Inc., a Delaware corporation	100%[19]

R&S Sand & Gravel, LLC, a Delaware limited liability company	100%[20]

Rocky Ridge, Inc., a Nevada corporation	100%

Sha-Neva, LLC, a Nevada limited liability company	100%

Theodore Holding, LLC, a Delaware limited liability company	60.7%[21]

Valley Stone LLC, a Virginia limited liability company	50%[22]

[17]	Mid South-Weaver Joint Venture is owned 50% by Martin Marietta Materials, Inc.

[18]	Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.

[19]	Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

[20]
Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.

[21]	Martin Marietta Materials, Inc. is the manager of and owns a 60.7% interest in Theodore Holding, LLC.

[22]	Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.